UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Notes Offering and Indenture

On September 11, 2012, Flowserve Corporation, a New York corporation (the “Company”), completed a public offering of $500,000,000 aggregate principal amount of 3.500% Senior Notes due 2022 (the “Notes”). The Notes are fully and unconditionally guaranteed by each of the Company’s domestic subsidiaries that is a guarantor under the Company’s primary bank credit facility (collectively, the “Guarantors”). If additional subsidiaries guarantee the Company’s primary bank credit facility in the future, each such subsidiary also will be required to guarantee the Notes. The guarantee of any Guarantor may be released in certain circumstances, including if such Guarantor ceases to guarantee the Company’s primary bank credit facility.

The Notes were issued under a Senior Indenture (the “Base Indenture”), dated as of September 11, 2012, among the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 11, 2012, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The Supplemental Indenture and form of the Notes, which is included therein, provide, among other things, that the Notes bear interest at a rate of 3.500% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2013, and will mature on September 15, 2022.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $493 million after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company used $250.0 million of the net proceeds to repay the loan agreement, dated as of June 15, 2012, with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, providing for a term loan with an aggregate commitment of $250.0 million for a term of 364 days (the “Bridge Loan”). In connection with this repayment, the Bridge Loan was terminated. As of August 31, 2012, the interest rate per annum under the Bridge Loan was 2.237%. The Company expects to use the remaining portion of the net proceeds for general corporate purposes, including repayment of all or a portion of the current balance on the Company’s revolving credit facility under the credit agreement, dated August 20, 2012, with Bank of America, N.A., as swingline lender, letter of credit issuer and administrative agent, and the other lenders party thereto (the “Senior Credit Facility”), and the repurchase of shares of the Company’s common stock.

At any time prior to June 15, 2022, the Company will have the right to redeem the Notes, in whole or in part from time to time, at the Company’s option, at a “make-whole” redemption price, plus accrued and unpaid interest. At any time on or after June 15, 2022, the Company may redeem the Notes, in whole or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

The Indenture contains covenants that, subject to certain exceptions, limit the Company’s ability to:

•	incur indebtedness secured by principal properties;

•	enter into certain sale and leaseback transactions with respect to principal properties; and

•	enter into certain mergers, consolidations and transfers of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

The Indenture contains customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee may, and at the direction of the holders of at least 25% in aggregate principal amount of outstanding Notes shall, declare the principal amount plus accrued and unpaid interest, if any, on the Notes to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount plus accrued and unpaid interest, if any, on the Notes will become due and payable immediately.

The description of the Indenture set forth above is qualified by reference to the Base Indenture and Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Underwriting Agreement

The Notes were sold pursuant to an Underwriting Agreement, dated September 6, 2012, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”). The offering of the Notes was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-183634), which was automatically effective on August 30, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Guarantors, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates are lenders under the Senior Credit Facility and the Bridge Loan, and, in either case, will receive a portion of the proceeds from the offering of the Notes.

The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K concerning the Bridge Loan is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K concerning the Notes, the Indenture and the related guarantees is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 6, 2012, the Company announced the proposed offering of the Notes and the pricing of the Notes. Copies of these press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K furnished under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated September 6, 2012, by and among Flowserve Corporation, certain of its subsidiaries, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representative of the several underwriters named therein.

4.1	Senior Indenture, dated September 11, 2012, by and between Flowserve Corporation and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated September 11, 2012, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee.

4.3	Form of 3.500% Senior Note due 2022 (included in Exhibit 4.2).

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release, dated September 6, 2012.

99.2	Press Release, dated September 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

By:	/s/ RONALD F. SHUFF
	Name:	Ronald F. Shuff
	Title:	Senior Vice President and General Counsel

Date: September 11, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated September 6, 2012, by and among Flowserve Corporation, certain of its subsidiaries, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representative of the several underwriters named therein.

4.1	Senior Indenture, dated September 11, 2012, by and between Flowserve Corporation and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated September 11, 2012, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee.

4.3	Form of 3.500% Senior Note due 2022 (included in Exhibit 4.2).

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release, dated September 6, 2012.

99.2	Press Release, dated September 6, 2012.